Exhibit 99.2 Investor Presentation Second Quarter Fiscal Year 2019

Safe Harbor Statement Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, the risk that any projections or guidance, including revenues, margins, earnings, or any other financial results are not realized, the impact of changes in tariffs, adverse changes in the global economic conditions, significant volume reductions from key contract customers, significant reduction in customer order patterns, financial stability of key customers and suppliers, and availability or cost of raw materials. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company's Form 10-K filing for the fiscal year ended June 30, 2018 and other filings with the Securities and Exchange Commission. 1

Company Snapshot Headquarters: Jasper, Indiana, USA Founded: 1950 Employees: ~3,000 _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation. 2

Who We Are Kimball International, Inc. creates design driven, innovative furnishings sold through our family of brands: Kimball, National, and Kimball Hospitality. Our diverse portfolio offers solutions for the workplace, learning, healing, and hospitality environments. Our values and integrity are demonstrated daily by living our Guiding Principles and creating a culture of caring that establishes us an employer of choice. “We Build Success” by establishing long-term relationships with customers, employees, suppliers, shareowners, and the communities in which we operate. We are committed to sales growth, profitability and return on capital that is among the best in each of our markets. 3

Why Invest in Us • Strong Growth in Hospitality and Healthcare Verticals • Design Driven New Products Fueling Growth • Strong Return on Capital Relative to Competitors • Lean Initiatives and Price Increase Offsetting Cost Increase Pressures • Capital Available for Accelerated Growth 4

Design Driven and Award Winning 5

Evolving Office Environment Driving New Products ✓ Increased mobility/technology requires flexible work space ✓ Promotion of healthy work environments ✓ Shifting to more open and collaborative office layouts to ✓ Real Estate Optimization promote teamwork 6

Office Furniture New Products 6 New Products Introduced So Far This Fiscal Year 21 New Products Introduced Last Fiscal Year 7

Office Furniture New Products New Product Introductions and Year Over Year Growth (1) ($ in millions) New product sales 60% 54% approximated 27% of total office furniture sales compared to 19% in the prior year second quarter. 37% 33% 33% 33% 30% 22% 22% 21% -18% -26% -27% -28% $29 $28 $29 $36 $39 $34 $35 $43 $29 $25 $26 $36 $37 $40 FY'16 Q1 Q2 Q3 Q4 FY'17 Q1 Q2 Q3 Q4 FY'18 Q1 Q2 Q3 Q4 FY'19 Q1 Q2 (1) Unaudited. New product introductions defined as those introduced in the last 3 years. 8

Order Trend Relative to Office Furniture Market 18% Price increase on April 1, Without both the 2017 pulled orders forward prior and current to Q3. Without this effect, year price 13% estimated orders would increase effects, have been up 12% in Q4’18 orders would have Q3’17 and 4% in Q4’17. 11% been up 10% 10% approximately 4%. 8% 7% 7% 6% 6% 6% 3% 4% 3% 0% 1% 3% 0% -1% 1% -1% -2% -2% -1% -5% -9% Without the prior year price increase effect, Q3’18 orders are down approximately 4%. (3) Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Kimball Int'l (excluding Hospitality vertical)(1) Office Furniture Industry (BIFMA) (2) (1) Sales and order data are not available for the Hospitality furniture industry (BIFMA industry data excludes Hospitality furniture). Therefore, to get a comparable industry comparison, sales and orders for the Hospitality vertical are excluded from the Kimball International numbers presented in this graph. (2) Calculated using monthly year over year % growth reported by BIFMA for the N.A. Commercial Furniture Market. (3) BIFMA Q2’19 computed based upon October and November average. 9

US Furniture Leading Indicators US Corporate Profit After Tax Conference Board CEOConfidence With IVA and CCA adjustment ($billion) 80 2500 70 60 2000 50 40 1500 30 1000 20 10 500 0 0 Source: Conference Board (December 2018) 2018) (December Board Conference Source: 7/1/2009 2/1/2010 9/1/2010 4/1/2011 6/1/2012 1/1/2013 8/1/2013 3/1/2014 5/1/2015 7/1/2016 2/1/2017 9/1/2017 4/1/2018 12/1/2008 11/1/2011 10/1/2014 12/1/2015 11/1/2018 3/1/2005 9/1/2005 3/1/2006 9/1/2006 3/1/2007 9/1/2007 3/1/2008 9/1/2008 3/1/2009 9/1/2009 3/1/2010 9/1/2010 3/1/2011 9/1/2011 3/1/2012 9/1/2012 3/1/2013 9/1/2013 3/1/2014 9/1/2014 3/1/2015 9/1/2015 3/1/2016 9/1/2016 3/1/2017 9/1/2017 3/1/2018 9/1/2018 Source: US Bureau of Economic Analysis (September 2018) (September Analysis of Economic USBureau Source: BIFMA Architecture Billings Index $20,000 5.9% 7.0% 6.0% Firm billings increased $15,000 4.9% 3.8% 5.0% every month of the 3.6% 3.3% $10,000 4.0% year in 2018 1.5% 3.0% $5,000 2.0% 1.0% $- 0.0% 2014 2015 2016 2017 2018 2019 Actual Actual Actual Prelim Forecast Forecast Source: AIA (December 2018) (December AIA Source: Source: BIFMA (January 2019) (January BIFMA Source: Estimate US Office Furniture US Ed. and Health Furniture US Total Total Growth Includes imported product 10

Hospitality Industry Growth (1) 5.0% 4.0% 2.9% 3.0% Revenue Per Available Room (RevPAR) 2.3% Growth Rates Estimated 2.0% 1.0% 0.0% 2018 2019 (1) Source PWC January 2019 Hospitality Directions 11

Financial Performance ($ in millions) $704.6 $693.0 7.9% $635.1 7.2% $600.9 6.4% FY’18 margins $543.8 pressured by 4.8% higher transportation, steel and other commodity cost increases 1.6% FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 Net Sales Adjusted Pro Forma Operating Income from Continuing Operations Percentage of Net Sales (1) (1) Unaudited. Adjusted Pro Forma Operating Income from Continuing Operations. See Appendix for Non-GAAP reconciliation. 12

Operating Income Fiscal Year Quarterly 9.0% (3)(3) 8.0% 7.9% 7.7% 7.6% 7.2% (2)(2) 7.0% 7.0% 6.7% 6.4% 6.0% 5.3% 5.0% 4.8% 4.0% FY’18 and 1HFY19 margins 3.0% pressured by higher transportation, steel, other 2.0% commodity cost increases, 1.6% and costs associated with 1.0% our strategic investments. 0.0% 2014 2015 2016 2017 2018 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Adjusted Pro Forma Operating Income from Continuing Operations Percentage of Net Sales (1) _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation. (2) Includes pre-tax gain of $1.7 million on sale of administrative building offset by $0.4 million acquisition costs related to D’style. (3) Includes pre-tax gain of $1.1 million on sale of Internet protocol addresses. 13

Capital Available for Growth ($ in millions) Capital Expenditures Priorities for Capital Allocation $20.9 • Reinvestment for growth • Stock buy back offsetting dilution • Dividends comparable to peers • Acquisitions $6.5 $5.6 $6.0 • Stock buy back if excess capital $4.7 $3.7 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Trailing 4 Qtrs Fiscal Year Dividends and Share Repurchases Quarterly Dividends and Share Repurchases $6.3 $5.8 $8.9 $10.3 $9.7 $6.7 $0.8 $3.3 $0.1 $8.8 $10.1 $7.5 $7.7 $8.1 $2.6 $2.6 $2.6 $2.6 $3.0 FY'14 FY'15 FY'16 FY'17 FY'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Dividends Paid (1) Share Repurchases Dividends Paid (1) Share Repurchases _____________________ (1) Includes total Class A and Class B dividends paid. Note: All periods presented above are unaudited 14

Sales Growth Each Quarter ($ in millions) 18.0% $201.0 $194.1 $200 $189.7 16.0% $178.6 14.0% $160.9 12.5% 12.0% 10.7% 11.1% 10.0% 8.0% 8.0% $100 6.2% 6.0% 4.0% 3.1% 1.7% 2.0% 1.3% 0.0% 0.1% -2.0% -1.7% $0 -4.0% Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 (1) Net Sales Year Over Year Growth(1) Organic Growth (1) (1) Unaudited. 15

Orders ($ in millions) 20.0% 17.3% 17.8% $200 16.0% 14.1% 14.6% 12.0% 8.0% 6.8% 5.0% 5.0% 3.6% 4.0% $100 0.0% -4.0% -7.5% -8.0% -10.4% $181.9 $158.7 $212.3 $197.5 $191.0 $0 -12.0% Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Orders Received(1) Year Over Year Growth (1) Organic Growth (1) (1) Unaudited. 16

Sales by Vertical – Good Diversification(1) ($ in millions) $63.6 $53.9 Sales growth broad based with increases $49.3 in five out of six vertical markets, led by $46.4 double-digit growth in Commercial, Healthcare and Hospitality $28.5 $23.8 $23.8 $18.8 $17.4 $18.1 $17.9 $18.1 Commercial Hospitality Healthcare Education Government Finance Q2'18 Q2'19 _____________________ (1) Unaudited. 17

Orders by Vertical(1) ($ in millions) New product introductions fueling growth in Commercial vertical $58.2 $55.3 Double-digit increases in Healthcare (22%) and Education (10%) verticals which have experienced steady $44.9 $44.9 growth due to increasing strategic focus. $29.7 $24.3 $20.7 $20.9 $19.4 $19.0 $17.7 $17.9 Commercial Hospitality Healthcare Education Government Finance Q2'18 Q2'19 _____________________ (1) Unaudited. 18

Gross Profit(1) 33.9% 33.9% 32.3% 32.1% Gross profit as a percent of net sales increased slightly from the prior year. The Gross Profit 31.1% margin decline from Q1'19 was driven by sales mix shift, the David Edward acquisition, and tariffs. Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 % of Net Sales _____________________ (1) Unaudited. 19

Selling and Administrative Expenses(1) Q2’18 includes $1.7 million gain on sale of an administrative $52.2 $51.5 building. $49.6 $45.4 $41.5 26.8% 26.2% 25.8% 25.6% Driven by higher incentive compensation and commission 25.4% costs related to improved sales and operating profit, salaries, costs related to strategic growth investments, and CEO transition costs. Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 S&A S&A % of Net Sales _____________________ (1) Unaudited. 20

Adjusted Return on Capital(1) 20.8% 20.7% 20.1% 16.7% 12.1% Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Adjusted Return on Capital _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation. 21

Free Cash Flow(1) ($ in millions) 40 $34.5 35 30 25 20 15 $14.0 $10.8 10 $7.3 5 $2.4 0 Q3'18 Q4'18 Q1'19 Q2'19 Trailing 4 Qtrs _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation. 22

Appendix

Annual Non-GAAP Reconciliation (Unaudited)

Millions $	2014	2015	2016	2017	2018
Operating Income from Continuing Operations	$1.9	$17.3	$33.5	$56.6	$51.1
Add: Spin Cost – Included in SGA Add (Deduct): Restructuring	$1.5	$3.2 $5.3	$7.3	-$1.8	
Adjusted Operating Income from Continuing Operations	$3.4	$25.8	$40.8	$54.8	$51.1
Adjusted Operating Income from Continuing Operations as a % of Sales	.6%	4.3%	6.4%	7.9%	7.2%
Add: Employee Retirements – Included in SGA (1) Add: Other Non-operational – Included in SGA (2)	$6.8 -$.5	$3.3			
Adjusted Pro Forma Operating Income from Continuing Operations before External Reverse Synergies	$9.7	$29.1	$40.8	$54.8	$51.1
Deduct: External Reverse Synergies (3)	-$1.2	-$0.4			
Adjusted Pro Forma Operating Income from Continuing Operations (3)	$8.5	$28.7	$40.8	$54.8	$51.1
Adjusted Pro Forma Operating Income from Continuing Operations as a % of Sales	1.6%	4.8%	6.4%	7.9%	7.2%

(1) Estimated cost associated with the retirement and separation of people due to spin. Costs include that for salary, incentive compensation, performance shares, retirement contribution, and payroll tax.
(2) Includes: pre-tax airplane write-off $1.2M and gain from sale of idle property of $1.7M in FY'14.
(3) Adjusted pro forma operating income includes external reverse synergies representing estimated increases to the cost structure necessitated by the split into two companies. For example, pre-spin Kimball had one board of directors, and such costs were allocated to Furniture and Electronics. Post spin, there are two boards with each company experiencing a cost increase merely because of the separation. Other examples include IT expenditures and certain insurance cost among others. The $1.3M per year reflected in the table above is a mid-point of a range estimated to be from $1.0M to $1.5M adjusting the adjusted pro forma operating income from continuing operations to reflect this estimated increase in cost structure post spin. In addition to external cost, internal reverse synergy cost also exist and are embedded in the calculation of Operating Income from continuing operations reducing income. Different than external cost, these costs do not have to be separately deducted in this reconciliation because by way of the discontinued operation calculation this cost increase remains within the computed Operating Income from continuing operations. As an example for this type of cost, pre-spin Kimball had an SEC financial reporting function, and such costs were allocated to Furniture and Electronics. Post spin, there are two separate functions experiencing a cost increase as it takes more resource to perform this function for two separate companies than one. This cost increase is estimated to be $500k to $1M. So in total, it is estimated that reverse synergy cost will increase cost structure post spin by $1.5 to $2.5M per year as already reflected in the adjusted results included in the reconciliation above.

Note: We had formerly excluded Supplemental Employee Retirement Plan (SERP) expense from adjusted pro forma operating income. We are no longer excluding SERP because it does not have a material impact on the trend of operating income. The annual amounts of SERP expense now included in adjusted pro forma operating income are $2.6M in FY'14, and $0.6M in FY'15, $0.0 in FY'16, $1.2M in FY'17, and $1.0M in FY'18.

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Kimball International | Kimball | NATIONAL | Kimball Hospitality | We Build Success

Quarterly Non-GAAP Reconciliation (Unaudited) Millions $ Q2’18 Q3’18 Q4’18 Q1’19 Q2’19 Operating Income, as reported $12.0 $8.5 $14.6 $13.7 $13.5 CEO Transition Expense $1.1 $0.5 Adjusted Operating Income $12.0 $8.5 $14.6 $14.7 $14.0 Adjusted Operating Income as a % of Sales (1) 6.7% 5.3% 7.7% 7.6% 7.0% Millions $ Q2’18 Q3’18 Q4’18 Q1’19 Q2’19 Adjusted Operating Income – see non-GAAP reconciliation above $12.0 $8.5 $14.6 $14.7 $14.0 Median Effective Income Tax Rate for Trailing Four Quarters 35.1% 33.4% 32.4% 31.3% 28.4% Median Income Tax Expense $4.2 $2.8 $4.7 $4.6 $4.0 Net Operating Profit After-Tax (NOPAT) $7.8 $5.7 $9.9 $10.1 $10.0 Average Capital (Total Equity plus Interest-Bearing Total Debt) (2) $187.0 $186.7 $189.3 $196.0 $200.0 Adjusted Return on Capital (annualized) 16.7% 12.1% 20.8% 20.7% 20.1% Millions $ Q2’18 Q3’18 Q4’18 Q1’19 Q2’19 Operating Cash Flow, as reported $8.4 $11.0 $20.5 $7.1 $16.8 Total Capital Expenditures -$5.6 -$3.7 -$6.5 -$4.7 -$6.0 Free Cash Flow $2.8 $7.3 $14.0 $2.4 $10.8 (1) Adjusted operating income defined as operating income excluding CEO transition costs. (2) Includes Cash and Investments. 25